                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                   345 Cedar Street     Saint Paul, Minnesota

                                organized in 1880

       HEREBY AGREES TO THE TERMS AND PROVISIONS CONTAINED IN THIS POLICY

The Minnesota Mutual Life Insurance Company (herein called Minnesota Mutual) agrees to pay at its Home Office in St. Paul, Minnesota, the benefits provided by this contract.

This contract is issued in consideration of the application therefor and the payment by the Contract Owner of purchase payments as hereinafter provided.

This contract is executed by Minnesota Mutual at its Home Office in St. Paul, Minnesota, to take effect as of the Effective Date.

/s/ Robert J. Hasling                                  /s/ Franklin Briese
Secretary                    Registrar                 President

                       GROUP ACCUMULATION ANNUITY CONTRACT
                           VARIABLE ANNUITY BENEFITS--
                  FIXED DOLLAR ANNUITY BENEFITS--PARTICIPATING
                              INDIVIDUAL ALLOCATION

        ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON
           INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE
                AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT


F.17097 3-70                                                              Page 1

                  TABLE OF CONTENTS

SECTION                 DESCRIPTION                                     PAGE
-------                 -----------                                     ----

1. . . . . . . . DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 3
2. . . . . . . . ANNUITY PROVISIONS. . . . . . . . . . . . . . . . . . 3-6
   2.01. . . . . Annuity Commencement Date . . . . . . . . . . . . . . . 3
   2.02. . . . . Election of Optional Annuity Forms. . . . . . . . . . . 3
   2.03. . . . . Application of Accumulation Value . . . . . . . . . . . 3
   2.04. . . . . Optional Annuity Forms. . . . . . . . . . . . . . . . . 3
   2.05. . . . . Determination of First Payment. . . . . . . . . . . . . 5
   2.06. . . . . Variable and Fixed Dollar Annuities . . . . . . . . . . 5
   2.07. . . . . Allocation of Annuity . . . . . . . . . . . . . . . . . 6
   2.08. . . . . Lump Sum Settlement . . . . . . . . . . . . . . . . . . 6
3  . . . . . . . PURCHASE PAYMENTS . . . . . . . . . . . . . . . . . . . 6
   3.01. . . . . . . .Amount of Purchase Payments. . . . . . . . . . . . 6
   3.02. . . . . . . .Application of Purchase Payments . . . . . . . . . 6
   3.03. . . . . . . .Limitations on Purchase Payments . . . . . . . . . 6
4  . . . . . . . VALUATION . . . . . . . . . . . . . . . . . . . . . . 6-7
   4.01. . . . . . . .Net Investment Rate and Net
                        Investment Factor. . . . . . . . . . . . . . . . 6
   4.02. . . . . . . .Accumulation Unit Value. . . . . . . . . . . . . . 7
   4.03. . . . . . . .Annuity Unit Value . . . . . . . . . . . . . . . . 7
   4.04. . . . . . . .Participant's Accumulation Value . . . . . . . . . 7
   4.05. . . . . . . .Valuation of Separate Account Assets . . . . . . . 7
5  . . . . . . . DEATH AND OTHER TERMINATION BENEFITS. . . . . . . . . 7-8
   5.01. . . . . . . .Death Benefits . . . . . . . . . . . . . . . . . . 7
   5.02. . . . . . . .Termination Benefits . . . . . . . . . . . . . . . 7
   5.03. . . . . . . .Non-Vested Accumulation Value. . . . . . . . . . . 8
6  . . . . . . . DISCONTINUANCE OF PURCHASE PAYMENTS . . . . . . . . . . 8
   6.01. . . . . . . .Effective Date . . . . . . . . . . . . . . . . . . 8
   6.02. . . . . . . .Effect of Discontinuance of Purchase
   . . . . . . . . . .Payments . . . . . . . . . . . . . . . . . . . . . 8
7  . . . . . . . GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .8-10
   7.01. . . . . . . .Contract . . . . . . . . . . . . . . . . . . . . . 8
   7.02. . . . . . . .Modification of Contract . . . . . . . . . . . . . 8
   7.03. . . . . . . .Beneficiary. . . . . . . . . . . . . . . . . . . . 8
   7.04. . . . . . . .Participation in Divisible Surplus . . . . . . . . 9
   7.05. . . . . . . .Certificates and Statements. . . . . . . . . . . . 9
   7.06. . . . . . . .Information To Be Furnished. . . . . . . . . . . . 9
   7.07. . . . . . . .Adjustments on Account of
                          Misstatements. . . . . . . . . . . . . . . . . 9
   7.08. . . . . . . .Facility of Payment. . . . . . . . . . . . . . . . 9

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   7.09. . . . . . . .Evidence of Survival . . . . . . . . . . . . . . . 9
   7.10. . . . . . . .Assignment . . . . . . . . . . . . . . . . . . . . 9
   7.11. . . . . . . .Reserves . . . . . . . . . . . . . . . . . . . . . 9
   7.12. . . . . . . .Voting Rights. . . . . . . . . . . . . . . . . . . 9
   7.13. . . . . . . .Relation of This Contract to
                      Separate Account . . . . . . . . . . . . . . . . . 9
   7.14. . . . . . . .Deferment of Payments. . . . . . . . . . . . . . . 9
   7.15. . . . . . . .Termination of Contract. . . . . . . . . . . . . .10


CONTRACT OWNER:
EFFECTIVE DATE:
CONTRACT NUMBER:
JURISDICTION:
PLAN:

                             SECTION 1. DEFINITIONS

1.01  PLAN
"Plan" means the Plan specified on Page 2 hereof. The Contract Owner will furnish Minnesota Mutual with a copy of the Plan and with a copy of any subsequent amendment or modification thereof. The terms of this contract will apply to the Plan as constituted on the Effective Date of this contract and, if Minnesota Mutual consents, to each amendment or modification of the Plan which is placed on file with Minnesota Mutual.

1.02  PARTICIPANT
A person eligible to participate under the Plan, and on whose behalf purchase payments have been or are being made under this contract.

1.03  CONTRACT ANNIVERSARY
An anniversary of the Effective Date of this contract.

1.04  CONTRACT YEAR
A period of one year commencing with the Effective Date or with any Contract Anniversary.

1.05  ANNUITY PAYMENTS
A series of payments purchased under this contract for a Participant.

1.06  ANNUITY COMMENCEMENT DATE
The date upon which Annuity Payments begin, as determined in accordance with the Plan.

1.07  NORMAL ANNUITY FORM
The form of Annuity Payments so designated in the Plan.

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1.08  OPTIONAL ANNUITY FORM
A form of Annuity Payments (other than the Normal Annuity form) specified in
Section 2.

1.09  SEPARATE ACCOUNT
Those assets of Minnesota Mutual in a separate investment account entitled "Minnesota Mutual Variable Fund D", established by Minnesota Mutual for this class of contracts in accordance with the laws of Minnesota.

1.10  GENERAL ACCOUNT
All assets of Minnesota Mutual other than those in Variable Fund D or in other separate accounts established by Minnesota Mutual.

1.11  VALUATION DATE
Each date on which the New York Stock Exchange is open for trading, with the valuation occurring as of the close of business of the Exchange on such date. A valuation period is the period between successive Valuation Dates.

1.12  PARTICIPANT'S  INDIVIDUAL ACCOUNT
The sum of the Accumulation Units credited to the Participant.

1.13  PARTICIPANT'S  ACCUMULATION VALUE
The dollar value of the Participant's Individual Account, as determined in accordance with Section 4.04.

                         SECTION 2.   ANNUITY PROVISIONS

2.01  ANNUITY COMMENCEMENT DATE
The Contract Owner shall notify Minnesota Mutual in writing at its Home Office to effect Annuity Payments for a Participant, specifying the date such Annuity Payments are to commence. Unless limited otherwise by the Plan, such date may be the first day of any calendar month following the Participant's 50th birthday, provided that it may not be earlier than 30 days following the date such notice is given, and provided further that it may not be later than the Participant's 75th birthday.

2.02  ELECTION OF OPTIONAL ANNUITY FORMS
The Contract Owner or the Participant may elect to have Annuity Payments made under any of the Optional Annuity Forms prescribed in Section 2.04, provided such election is received in writing by Minnesota Mutual at its Home Office at least 30 days prior to the Annuity Commencement Date. If no such election is received by Minnesota Mutual, Annuity Payments will be made in accordance with the Normal Annuity Form.

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

2.03  APPLICATION OF ACCUMULATION VALUE
As of the Annuity Commencement Date, Minnesota Mutual shall apply the Participant's Accumulation Value to provide Annuity Payments under the Optional Annuity Form determined in accordance with Section 2.02; provided, however, that the first monthly payment under such Optional Annuity Form must be at least $20.00 in amount. If such first monthly payment would be less than $20,00 in amount, the Participant's Accumulation Value will be paid to the Participant in a lump sum as of his Annuity Commencement Date, and the Participant shall thereafter have no further rights under this contract. The requirement that the first monthly payment be at least $20.00 shall be imposed separately for that portion of Annuity Payments payable as a fixed dollar annuity and as a variable annuity.

2.04  OPTIONAL ANNUITY FORMS
Option 1--Life Annuity--An annuity payable monthly during the lifetime of the Participant and terminating with the last monthly payment preceding the death of the Participant.

Option 2--Life annuity with a Period Certain of 120 months (Option 2A), 180 months (Option 2B), or 240 months Option 2C)--An annuity payable monthly during the lifetime of the Participant, with the guarantee that if the Participant dies before payments have been made for the Period Certain elected, payments will continue to the beneficiary during the remainder of such Period Certain; or, if the beneficiary so elects, the present value of the remaining guaranteed number of payments, based on the then current dollar amount of one such payment and commuted on the basis of 3.5% interest compounded annually, shall be paid in a single sum to the beneficiary.

Option 3--Joint and Last Survivor Annuity--An annuity payable monthly during the joint lifetime of the Participant and a designated joint annuitant and continuing thereafter during the remaining lifetime of the survivor.

Option 4--Period Certain Annuity--An annuity payable monthly for a Period Certain of from 1 to 15 years, as elected. If the Participant dies before payments have been made for the Period Certain elected, payments will continue to the beneficiary during the remainder of such Period Certain. At any time during the payment period, the payee may elect that (1) the present value of the remaining guaranteed number of payments, based on the then current dollar amount of such payment and commuted on the basis of 3.5% interest compounded annually, shall be paid in a single sum, or (2) such commuted amount shall be applied to effect a life annuity under Option 1 or Option 2.

The first payment under any of these Optional Annuity Forms will be determined in accordance with Section 2.05. The second and subsequent payments will be determined in accordance with Section 2.06. Minnesota Mutual reserves the right to require proof satisfactory to it of the age of the Participant and any joint annuitant prior to making the first payment under any Optional Annuity Form.

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

         DOLLAR AMOUNT OF THE FIRST MONTHLY PAYMENT WHICH IS PURCHASED
                        WITH EACH $1,000 OF VALUE APPLIED

     ADJUSTED AGE
     OF ANNUITANT                        SINGLE LIFE ANNUITIES
    -------------         ------------------------------------------------------
 MALE      FEMALE          OPTION 1      OPTION 2A       OPTION 2B    OPTION 2C
 -----     ------          --------      ---------       ---------   ----------
   50        54             $4.74          $4.69          $4.62          $4.52
   51        55              4.84           4.78           7.70           4.58
   52        56              4.94           4.87           4.78           4.65
   53        57              5.04           4.97           4.87           4.71
   54        58              5.16           5.07           4.95           4.78
   55        59              5.28           5.18           5.04           4.85
   56        60              5.40           5.29           5.13           4.91
   57        61              5.54           5.41           5.23           4.98
   58        62              5.69           5.53           5.33           5.05
   59        63              5.84           5.66           5.43           5.11
   60        64              6.01           5.79           5.53           5.18
   61        65              6.18           5.94           5.63           5.24
   62        66              6.37           6.08           5.74           5.30
   63        67              6.57           6.24           5.84           5.36
   64        68              6.79           6.40           5.95           5.41
   65        69              7.02           6.57           6.05           5.46
   66        70              7.27           6.74           6.15           5.51
   67        71              7.54           6.91           6.26           5.55
   68        72              7.83           7.10           6.35           5.59
   69        73              8.14           7.28           6.45           5.62
   70        74              8.48           7.47           6.54           5.65
   71        75              8.84           7.66           6.62           5.68
   72        76              9.23           7.85           6.70           5.70
   73        77              9.65           8.04           6.77           5.71
   74        78             10.11           8.23           6.83           5.72
   75        79             10.61           8.41           6.88           5.73


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


                  OPTION 3-JOINT AND LAST SURVIVOR LIFE ANNUITY

  ADJUSTED AGED OF
  JOINT ANNUITANT*                              ADJUSTED AGE OF ANNUITANT*
  ----------------         -------------------------------------------------------------------
                           M-51       M-56      M-58      M-61      M-63      M-66      M-71
  MALE     FEMALE          F-55       F-60      F-62      F-65      F-67      F-70      F-75
  -----    -------         ------     -----     -----     -----     ----      ----      -----
   50        54             $4.21     $4.35     $4.40     $4.47     $4.51     $4.57     $4.64
   55        59              4.37      4.58      4.66      4.78      4.85      4.94      5.07
   57        61              4.43      4.67      7.77      4.90      4.99      5.10      5.26
   60        64              4.51      4.80      4.92      5.09      5.20      5.36      5.59
   62        66              4.55      4.88      5.01      5.22      5.35      5.54      5.82
   65        69              4.62      4.99      5.15      5.39      5.56      5.81      6.19
   70        74              4.70      5.14      5.34      5.65      5.88      6.23      6.83

     * Dollar amounts of the first monthly payments for ages not shown in this table will be calculated on the same basis as those shown and may be obtained from Minnesota Mutual.

                       OPTION 4-- PERIOD CERTAIN ANNUITY

        PERIOD CERTAIN      DOLLAR AMOUNT     PERIOD CERTAIN     DOLLAR AMOUNT
           (YEARS)         OF FIRST PAYMENT    (YEARS)         OF FIRST PAYMENT
        --------------     ----------------   ---------------  ----------------
              1                 $84.65             9                $10.75
              2                  43.05            10                  9.83
              3                  29.19            11                  9.09
              4                  22.27            12                  8.46
              5                  18.12            13                  7.94
              6                  15.35            14                  7.49
              7                  13.38            15                  7.10
              8                  11.90

2.05  DETERMINATION OF FIRST PAYMENT
The tables contained herein are used to determine the first monthly annuity payment. they show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Accumulation Value, after deduction of any applicable premium taxes not previously deducted under the provisions of Section
3.03. Amounts shown in the tables are based on the Progressive Annuity Table with interest at the rate of 3.5% per annum and assume births in the year 1900. The amount of each payment depends upon the sex and adjusted age of the Participant and any joint annuitant. The adjusted age is determined from the actual age nearest birthday at the time and the first payment is due in the following manner:


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                    CALENDAR YEAR                ADJUSTED AGE IS
                     OF BIRTH                    EQUAL TO----
                    -------------                -------------------
                    Prior to 1900                Actual Age Plus 1
                    1900-1919                    Actual Age
                    1920-1939                    Actual Age Minus 1
                    1940-1959                    Actual Age Minus 2
                    1960 and Later               Actual Age Minus 3

2.06  VARIABLE AND FIXED DOLLAR ANNUITIES
     (a) Variable Annuity--A variable annuity is an annuity with payments varying in amount in accordance with the net investment result of the Separate Account. A number of Separate Account annuity units is determined by dividing the first monthly payment, determined as described in Section 2.05, by the Separate Account annuity unit value at the Annuity Commencement Date. The number of such annuity units remains unchanged during the period of Annuity Payments.

     The dollar amount of the second and subsequent payments is not predetermined, and may change from month to month. The dollar amount of each such payment is determined by multiplying the number of Separate Account annuity units by the Separate Account annuity unit value at the due date of such payment.

     Minnesota Mutual guarantees that the dollar amount of each such annuity payment will not be affected by adverse mortality experience or by an increase in Minnesota Mutual's expenses in excess of the expense deductions provided for in the contract.

     (b) Fixed Dollar Annuity--A fixed dollar annuity is an annuity payable from the General Account, with payments which remain fixed as to dollar amount throughout the period of Annuity Payments. A number of General Account annuity units is determined when payments commence, but the General Account annuity unit value is always $1.00. The number of such annuity units remains unchanged during the period of Annuity Payments.

2.07 ALLOCATION OF ANNUITY
Unless Minnesota Mutual shall be notified in writing to the contrary by the Contract Owner at least 30 days prior to the Annuity Commencement Date, General Account accumulation units will be applied to provide a fixed dollar annuity and Separate Account accumulation units will be applied to provide a variable annuity.

2.08  LUMP SUM SETTLEMENT
By written notice to Minnesota Mutual by the Contract Owner at least 30 days prior to the Annuity Commencement Date, a lump sum settlement of a Participant's Accumulation Value may be elected in lieu of the application of such value to provide Annuity Payments for the

                                                                          Page 8
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

Participant under an Optional Annuity Form. After such lump sum settlement has been made, the Participant shall have no further rights under this contract.

SECTION 3.  PURCHASE PAYMENTS

3.01  AMOUNT OF PURCHASE PAYMENTS
The aggregate amount of purchase payments to be paid by the Contract Owner in each Contract Year shall be determined by the Contract Owner in accordance with the provisions of the Plan. such purchase payments will be applied by Minnesota Mutual to provide accumulation units for each Participant in accordance with
Section 3.02. Purchase payments for each Participant shall be allocated to the General Account or the Separate Account in accordance with the instructions of the Participant or Contract Owner. Such allocation may be changed as to future purchase payments by written notice to Minnesota Mutual by the Participant or Contract Owner, provided such notice is received by Minnesota Mutual at its Home Office on or prior to the date of receipt of such purchase payments. All purchase payments are payable at the Home Office of Minnesota Mutual.

3.02 APPLICATION OF PURCHASE PAYMENTS
Deductions totaling 7% plus any applicable premium taxes on the purchase payments shall be made by Minnesota Mutual from each purchase payment received. The balance of each purchase payment remaining after these deductions is hereinafter called the net purchase payment. Minnesota Mutual shall determine the number of accumulation units provided by the net purchase payment by dividing the net purchase payment by the then current accumulation unit value. Such determination shall be made as of the Valuation Date coincident with or next following the date on which such purchase payment is received by Minnesota Mutual at its Home Office, and shall be made separately for net purchase payments allocated to the General Account and the Separate Account. The number of accumulation units so determined shall not be affected by any subsequent change in the accumulation unit value. The General Account accumulation unit value will increase at the net investment rate specified in Section 4.01(a), but the Separate Account accumulation unit value may vary from period to period.

3.03  LIMITATIONS ON PURCHASE PAYMENTS
The minimum purchase payment which may be made at any time on behalf of each participant is $10.00; provided, however, that if such purchase payments are to be allocated to both the General and the Separate Account, the minimum purchase payment which may be allocated at any time to either Account shall be $10.00.

As to any Participant, Minnesota Mutual may limit the maximum purchase payments which will be accepted under the contract for any Contract Year to the greater of (a) the purchase payments made under the contract on behalf of such Participant for the immediately preceding Contract Year, or (b) the average purchase payments made under the contract on behalf of such Participant for all prior Contract Years.


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

                              SECTION 4. VALUATION

4.01 NET INVESTMENT RATE AND NET INVESTMENT FACTOR
     (a) The General Account net investment rate for each valuation period shall not be less than the equivalent of an investment rate of 4 1/2% compounded annually during the first 5 Contract Years, 4% compounded annually during the 6th through 10th Contract Years, and 3 1/2% compounded annually thereafter.

     (b) The Separate Account net investment rate for any valuation period is equal to the gross investment rate expressed in decimal form to six places, less a deduction of not more than .0106 per annum. The amount of the deduction may be changed from time to time by Minnesota Mutual, but not more often than annually, and in no event will the deduction exceed .0106 per annum. Such gross investment rate is equal to (1) the investment income and capital gains and losses, whether realized or unrealized, on the assets of the Separate Account during such valuation period, less a deduction for any applicable income taxes arising from such income and realized and unrealized capital gains, divided by (2) the value of such assets at the beginning of the valuation period. Such gross investment rate may be either positive or negative.

     (c) The net investment factor for each Account is the sum of 1.000000 plus the net investment rate for the Account.

4.02  ACCUMULATION UNIT VALUE
The General Account and Separate Account accumulation unit values were set at $1.000000 on the first Valuation Date of the Separate Account. The respective accumulation unit values in each Account on any subsequent Valuation Date are determined by multiplying the accumulation unit value on the immediately preceding Valuation Date by the net investment factor for that Account for the valuation period just ended. The accumulation unit value as of any date other than a Valuation Date is equal to its value on the next succeeding Valuation Date.

4.03  ANNUITY UNIT VALUE
The value of a General Account annuity unit will always be $1.00. the value of a Separate Account annuity unit is determined monthly as of the first day of each month. The value of a Separate Account annuity unit on the first day of each month is equal to its value on the first day of the preceding month multiplied by the product of (a) .997137, and (b) the ratio of the Separate Account accumulation unit value for the Valuation Date next following the fourteenth day of the preceding month to the corresponding accumulation unit value for the Valuation Date next following the fourteenth day of the second preceding month. The value of an annuity unit on any date other than the first day of a month is equal to its value on the first day of the next succeeding month.

                                                                         Page 10
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

4.04  PARTICIPANT'S ACCUMULATION VALUE
The Participant's Accumulation Value as of any date is equal to the product of
(a) the Participant's Individual Account, and (b) the accumulation unit value. Such calculation shall be made separately for the portions of the Participant's Individual Account made up of General Account and Separate Account accumulation units. The applicable General Account or Separate Account accumulation unit value is the accumulation unit value for the Valuation Date coincident with or next following the date on which the Participant's Accumulation Value is being determined; provided, however, that for purposes of determining the first monthly Annuity Payment pursuant to Section 2.05, the applicable accumulation unit value is the value on the Valuation Date next following the fourteenth day of the month preceding the Annuity Commencement Date.

4.05  VALUATION OF SEPARATE ACCOUNT ASSETS
The valuation of all assets in the Separate Account shall be determined in accordance with the provisions of the rules and regulations of the Separate Account.

                SECTION 5.  DEATH AND OTHER TERMINATION BENEFITS

5.01  DEATH BENEFITS
In the event of the death of a Participant prior to his Annuity Commencement Date, the beneficiary of the Participant will receive as a death benefit the Participant's Accumulation Value, determined as of the valuation Date coincident with or next following the date due proof of death is received by Minnesota Mutual at its Home Office. The death benefit will be paid in a single sum; or, at the option of the beneficiary, may be applied under Option 1, Option 2, or Option 4, of the Optional Annuity Forms specified in Section 2.04, subject to the minimum payment requirements of Section 2.03.

5.02  TERMINATION BENEFITS
In the event that purchase payments for an individual Participant are terminated before his Annuity Commencement Date, the Participant shall be entitled to a vested interest in his Individual Account to the extent specified in the Plan. The Contract Owner will notify Minnesota Mutual as to the manner in which the Participant's vested interest shall be disbursed, in accordance with one of the following provisions:

     (a) The Accumulation Value of the Participant's vested interest in his Individual Account shall be paid in a single sum to the Participant.

     (b) The vested portion of the Participant's Individual Account shall be continued under the contract, but with no further purchase payments being made on the Participant's behalf, for later application to provide Annuity Payments at the Participant's Annuity Commencement Date. At any time prior to such Annuity Commencement Date, the Participant, with the written consent of the Contract Owner, may receive in a single sum the then current Accumulation Value of his vested interest in his Individual Account.

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

If permitted by the Plan, a partial payment of the Accumulation Value of the Participant's vested interest in his Individual Account may be made under paragraphs (a) and (b) above. However, no such partial payment will be allowed for an amount of less than $250. In the event of any such payment, that portion of the Participant's Individual Account having an Accumulation Value equal to the dollar amount withdrawn shall be cancelled.

5.03  NON-VESTED ACCUMULATION VALUE
Any portion of a Participant's Individual Account which does not vest in him in accordance with the Plan in the event of termination of purchase payments shall be cancelled as of the same date on which the Participant's vested interest is determined. Unless otherwise specified in the Plan, the Accumulation Value of such non-vested portion of the Participant's Individual Account shall be applied by Minnesota Mutual to reduce future purchase payments payable by the Contract Owner under this contract.

                    6.01  DISCONTINUANCE OF PURCHASE PAYMENTS
Purchase payments may be discontinued under either of the following circumstances:

     (a) The Contract Owner may discontinue purchase payments as of a date specified in a written notice to Minnesota Mutual at its Home Office, provided that such date may not be earlier than the date of receipt of such notice by Minnesota Mutual.

     (a) Minnesota Mutual may discontinue acceptance of purchase payments as of a date specified in a written notice to the Contract Owner if the contract is no longer part of a plan qualified under Section 401 (a), 403(a), 403(b), or other provision of the Internal Revenue Code allowing similar tax treatment.

6.02  EFFECT OF DISCONTINUANCE OF PURCHASE PAYMENTS
Discontinuance of purchase payments will have no effect on Participants as to whom Annuity Payments have commenced.

All other Participants shall have a 100% vested interest in their Individual Accounts, which shall be subject to the provisions of Section 5.02. After discontinuance of purchase payments as provided herein, purchase payments may subsequently be resumed only with the written consent of Minnesota Mutual.

                         SECTION 7.  GENERAL PROVISIONS

7.01  CONTRACT
This contract and the application therefor, which is attached hereto, constitute the entire contract between the parties. This contract is delivered in, and shall be construed according to the laws of the jurisdiction specified on Page 2 hereof. With respect to all transactions regarding this contract, except as may be otherwise specifically provided, Minnesota Mutual may deal with the

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Contract Owner on the basis that the Contract Owner has full ownership and control of the contract.

7.02  MODIFICATION OF CONTRACT
This contract may be modified at any time by written agreement between Minnesota Mutual and the Contract Owner. However, no such modification will adversely affect the rights of any Participant unless the modification is made to comply with a law or government regulation.

No person except the President, a Vice President, the Secretary, or an Assistant Secretary of Minnesota Mutual has authority on behalf of Minnesota Mutual to modify the contract or to waive any requirement of the contract. Minnesota Mutual shall not be bound by any promise or representation made by or to any agent or person other than as above.

7.03  BENEFICIARY
A Participant may designate a beneficiary to receive any amount which may become payable to such beneficiary under the terms of the Plan. The designation may be made or changed by the Participant at any time during his lifetime by filing satisfactory written notice with Minnesota Mutual at its Home Office. The new designation shall take effect only upon being recorded by Minnesota Mutual at its Home Office. When so recorded, even in the Participant is not then living, it shall take effect as of the date the notice was signed, subject to any payment made by Minnesota Mutual before recording the change.

The interest of any beneficiary who dies before the Participant shall terminate at the death of that beneficiary. If the interest of all designated beneficiaries has terminated, any proceeds payable at the Participant's death shall be paid to the persons who, by evidence satisfactory to Minnesota Mutual, appear to be the lawful children of the Participant. The proceeds shall be divided equally among those children. If no child is living, the proceeds shall be payable to the Participant's estate. "Child" and "children" refer only to the first generation.

7.04  PARTICIPATION IN DIVISIBLE SURPLUS
This is a participating contract. The portion, if any, of the divisible surplus of Minnesota Mutual accruing upon this contract shall be determined annually by Minnesota Mutual and shall be credited to the contract on such basis as is determined by Minnesota Mutual.

7.05  CERTIFICATES AND STATEMENTS
Minnesota Mutual shall issue to each Participant as to whom Annuity Payments are provided hereunder an individual certificate setting forth the amount and terms of such Annuity Payments. At least once in each Contract Year, Minnesota Mutual will furnish the Contract Owner a statement of each Participant's Individual Account, the current accumulation unit value, and each Participant's Accumulation Value. Such statement shall be as of a date within four months of the mailing of the statement.

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

7.06  INFORMATION TO BE FURNISHED
The Contract Owner shall furnish any information or evidence which Minnesota Mutual may reasonably require in order to administer this contract. If the Contract Owner cannot furnish any required item of information, Minnesota Mutual may request the person concerned to furnish such information. Minnesota Mutual shall not be liable for the fulfillment of any obligation in any way dependent on such information until it receives such information in a form satisfactory to it.

Information furnished to Minnesota Mutual may be corrected for demonstrated errors therein except that such correction will be at the option of Minnesota Mutual when it has already acted to its prejudice by relying on such information.

7.07  ADJUSTMENTS ON ACCOUNT OF MISSTATEMENTS
If it shall be found that the age or sex of any person with respect to whom an annuity shall have been purchased hereunder shall have been misstated, the amount of the annuity payable by Minnesota Mutual shall be that provided by the number of accumulation units allocated to effect such annuity on the basis of the corrected information without changing the date of the first payment of the annuity. The dollar amount of any underpayment made by Minnesota Mutual shall be paid in full with the next payment due such person or his beneficiary. The dollar amount of any overpayment made by Minnesota Mutual shall be deducted from payments subsequently accruing to such person or his beneficiary under this contract.

7.08  FACILITY OF PAYMENT
If Minnesota Mutual receives evidence satisfactory to it that any person is legally, physically or mentally incapable of giving a valid release for any payment due such person under this contract, Minnesota Mutual may make payment thereof to such other person, persons, or institution who appear to Minnesota Mutual as having assumed the custody and principal support of the person to whom such payment is due. Minnesota Mutual shall be released from liability to the extent of such payment.

7.09  EVIDENCE OF SURVIVAL
When any payment under this contract is contingent upon the survival of any person, evidence of such person's survival must be furnished to Minnesota Mutual either by personal endorsement of the check drawn for said payment or by other means satisfactory to Minnesota Mutual.

7.10  ASSIGNMENT
This contract may not be assigned, sold, transferred, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, and, to the maximum extent permitted by law, benefits payable under this contract shall be exempt from the claims of creditors.

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

7.11  RESERVES
The reserve held by Minnesota Mutual for any Annuity Payments hereunder shall be not less than the reserve liability determined by Minnesota Mutual in accordance with the mortality table and interest rate used to establish the amount of the first such Annuity Payment.

7.12  VOTING RIGHTS
Each Participant shall have the right to vote at the meetings of owners of contracts for which reserves are maintained in the Separate Account, and shall cast the votes attributable to this contract in conformity with the provisions of the rules and regulations of the Separate Account.

713  RELATION OF THIS CONTRACT TO SEPARATE ACCOUNT
Minnesota Mutual shall have exclusive and absolute ownership and control of the assets of both its General Account and its Separate Account.

7.14  DEFERMENT OF PAYMENTS
Whenever any payment under this contract is to be made in a single sum, payment will be made within 7 days after the date written request for such payment is received by Minnesota Mutual at its Home Office, except that payment in a single sum of any death benefit payable to a beneficiary will be made within 7 days after the date due proof of death is received by Minnesota Mutual at its Home Office and except as Minnesota Mutual may be permitted to defer any payment under the Investment Company Act of 1940.

7.15  TERMINATION OF CONTRACT
This contract shall finally terminate and cease to be in effect when Minnesota Mutual shall have completed all payments due hereunder.

                        APPLICATION IS HEREBY MADE TO

                THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
                        SAINT PAUL, MINNESOTA  55101

for a Group Contract providing Variable and/or Fixed Dollar annuity benefits.

     1.  The contract shall cover employees of:

         ______________________________________________________________________
        (Employer name as appears above will be used in legal documents-BE
         ACCURATE)

     Address__________________________________________________________________

     _________________________________________________________________________

     2. If Contract Owner will be a Trust give EXACT name of Trust_______________________

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

     3.  Type of contract applied for:

               / /  Group Accumulation Annuity
               / /  Group Deposit Administration

4. Until further notice, the allocation of contributions to the Separate Account and the General Account shall be:

                              To Separate Account____________%
                              To General Account ____________%

              / / Optional (for Group Accumulation Annuity Contract only) Each participant may elect the % allocation.

5.  Effective Date requested___________________________________________

6. SPECIFICATIONS OF THE PLAN: If Contract Owner is Employer, complete all items on Plan Specification Form 17171 and submit with this application. If Contract Owner is a Trust, submit executed copy of Trust Agreement.

     This application will be superseded by a final application to be made by the Contract Owner when the contract is delivered and its terms accepted.

IT IS UNDERSTOOD THAT ALL PAYMENTS AND VALUES OF ANY CONTRACT ISSUED, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. RECEIPT OF A CURRENT VARIABLE ANNUITY PROSPECTUS FOR MINNESOTA MUTUAL VARIABLE FUND D IS HEREBY ACKNOWLEDGED.

Signed at___________________________ this date_______________________________

I certify that a current prospectus was delivered, __________________________
and that no written sales materials other than            (Contract Owner)
those furnished by the Home Office were used.
                                                   By________________________

                                                   Title_____________________

__________________________________   __________
   Registered Representative           Code


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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                                                                    (17097 3-70)

FOR HOME OFFICE USE ONLY

Accepted by_______________________ Date_____________________Contract No._______

F. 17170  5-70


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                                                                    (17097 3-70)

                                   APPLICATION

                                IS HEREBY MADE TO

                   THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                      VICTORY SQUARE, SAINT PAUL, MINNESOTA


for Contract Number____________________. Said contract is hereby approved and the terms thereof are hereby accepted.

This application is executed in duplicate, one copy being attached to said contract and the other being returned to The Minnesota Mutual Life Insurance Company.

It is agreed that this application supersedes any previous application for the said contract.

Executed at_______________________________________Date_________________________

For_____________________________________________________, the Contract Owner

By____________________________Title___________________________________________

__________________________________       _______     _______________________
Signature of Registered Representative    Code           Broker-Dealer

F.  16847  Rev. 3-70


                      GROUP ACCUMULATION ANNUITY CONTRACT
                            VARIABLE ANNUITY BENEFITS
                          FIXED DOLLAR ANNUITY BENEFITS
                       PARTICIPATING INDIVIDUAL ALLOCATION

The owner is hereby notified that by virtue of his Policy he is a member of The Minnesota Mutual Life Insurance Company, and that the annual Meetings of said Company are held at its Home Office on the first Tuesday in March of each year at three o'clock in the afternoon.

THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
345 Cedar Street     Saint Paul, Minnesota  55101
ORGANIZED IN 1880





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